UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Berkshire Lane, Suite 900 Dallas, Texas	75225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 432-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXP	New York Stock Exchange
Common Stock, $0.01 par value	EXP	NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Underwriting Agreement

On November 6, 2025, Eagle Materials Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters identified on Schedule 1 thereto (the “Underwriters”), with respect to the offer and sale in an underwritten public offering (the “Offering”) by the Company of $750.0 million in aggregate principal amount of its 5.000% Senior Notes due 2036 (the “Notes”). The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-283155), which became effective automatically upon filing with the Securities and Exchange Commission (the “Commission”) on November 12, 2024.

The Offering closed on November 13, 2025. After deducting underwriting discounts and other estimated offering expenses payable by the Company, the Company received net proceeds of approximately $734.9 million from the sale of the Notes to the Underwriters. The Company intends to use a portion of such net proceeds to repay all of the outstanding borrowings under its revolving credit facility and the remainder for general corporate purposes.

In the Underwriting Agreement, which contains customary representations and warranties, agreements and obligations, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing summary of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

As more fully described under the “Underwriting (conflicts of interest)” section in the prospectus supplement, dated November 6, 2025 and filed by the Company with the Commission on November 10, 2025 (the “Prospectus Supplement”), certain of the Underwriters and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In particular, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, serves as the administrative agent and a lender under the Company’s term loan facility and revolving credit facility, and affiliates of certain of the other Underwriters are lenders under the Company’s term loan facility and revolving credit facility. As disclosed above, the Company plans to use a portion of the net proceeds from the sale of the Notes to repay all of the outstanding borrowings under its revolving credit facility.

Third Supplemental Indenture and Notes

On November 13, 2025, the Company issued the Notes under an Indenture, dated as of May 8, 2009 (the “Base Indenture”), as supplemented by a Third Supplemental Indenture, dated as of November 13, 2025 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

Interest on the Notes is payable on March 15 and September 15 of each year, beginning on March 15, 2026, at a rate of 5.000% per year, and the Notes mature on March 15, 2036. None of the Company’s existing or future subsidiaries guarantee or will guarantee the Notes.

Ranking

The Notes are senior unsecured obligations of the Company and rank equally in right of payment with all existing and any future unsubordinated indebtedness of the Company. The Notes are effectively subordinated to all future secured indebtedness and other secured obligations of the Company to the extent of the value of the assets securing such indebtedness or other obligations.

Optional Redemption

At any time prior to December 15, 2035 (the “Par Call Date”), the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Third Supplemental Indenture) plus 20 basis points, less (b) interest accrued to the redemption date, and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Change of Control

If the Company experiences certain events that constitute a Change of Control Triggering Event (as defined in the Third Supplemental Indenture), the Company must offer to repurchase all of the Notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Covenants

The Third Supplemental Indenture contains certain covenants that, among other things, impose restrictions on the Company and its majority-owned subsidiaries. The restrictions that these covenants place on the Company and its majority-owned subsidiaries include limitations on their ability to:

•	incur liens;

•	enter into certain sale/leaseback transactions; and

•	consolidate or merge with or into another entity or sell all or substantially all of the Company’s properties and assets to another entity.

Events of Default

The Third Supplemental Indenture also provides for certain events of default (including payment defaults, breach of covenants in the Indenture and certain events of bankruptcy and insolvency), which, if any of them occurs, would permit holders of the Notes to declare the principal of, and accrued interest on, the Notes due and payable or would result in the principal of, and accrued interest on, the Notes to become due and payable immediately without any such declaration, as applicable.

The terms of the Notes and the Indenture are further described in the Prospectus Supplement under the caption “Description of notes” and the accompanying Prospectus dated November 12, 2024 under the caption “Description of debt securities.” Such descriptions and the foregoing summary of the Indenture and the Notes are not complete and are qualified in their entirety by reference to the text of the Base Indenture, the Third Supplemental Indenture and the form of the Notes, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Indenture and the Notes set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the Offering, the legal opinion of Kirkland & Ellis LLP relating to the Notes is filed as Exhibit 5.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of November 6, 2025, by and among Eagle Materials Inc. and J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters identified on Schedule 1 thereto.

4.1	Indenture, dated as of May 8, 2009, between Eagle Materials Inc. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed with the Commission on May 11, 2009).

4.2	Third Supplemental Indenture, dated as of November 13, 2025, between Eagle Materials Inc. and The Bank of New York Mellon Trust Company, N.A.

4.3	Form of 5.000% Senior Note due 2036 (included in Exhibit 4.2).

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ D. Craig Kesler
D. Craig Kesler
Executive Vice President - Finance and Administration and Chief Financial Officer

Date: November 13, 2025